SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                    American Strategic Income Portfolio Inc.
                  American Strategic Income Portfolio Inc.--II
                  American Strategic Income Portfolio Inc.--III
                         American Select Portfolio Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
[ ]      Fee computed on table below per Exchange Act Rules 14a96(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction :

         (5) Total fee paid:

[  ]     Fee paid previously by written preliminary materials.
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

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                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 15, 2001



NOTICE IS HEREBY GIVEN that a special meeting of shareholders of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III and American Select Portfolio Inc. (individually, a "Fund" and collectively, the "Funds") will be held at 10:00 a.m., Central Time, on Thursday, March 15, 2001, on the 7th floor of U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402. The purposes of the meeting are as follow:

          1. To approve a change in each Fund's investment restriction governing investments in real estate.

          2. To transact such other business as may properly come before the meeting.

              Each Fund's Board of Directors unanimously recommends
             approval of each item listed on this notice of special
                            meeting of shareholders.

Shareholders of record as of the close of business on January 25, 2001 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

You can vote easily and quickly by toll-free telephone call, by internet or by mail. Just follow the instructions that appear on your enclosed proxy card. Please help the Fund avoid the cost of a follow-up mailing by voting today.


February 5, 2001


                                              Christopher J. Smith
                                              Secretary

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                                 PROXY STATEMENT

                    AMERICAN STRATEGIC INCOME PORTFOLIO INC.
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--II
                  AMERICAN STRATEGIC INCOME PORTFOLIO INC.--III
                         AMERICAN SELECT PORTFOLIO INC.

                 SPECIAL MEETING OF SHAREHOLDERS--MARCH 15, 2001


         The enclosed proxy is solicited by the Board of Directors of American Strategic Income Portfolio Inc., American Strategic Income Portfolio Inc.--II, American Strategic Income Portfolio Inc.--III and American Select Portfolio Inc. (individually, a "Fund" and collectively, the "Funds") in connection with each Fund's special meeting of shareholders to be held March 15, 2001, and any adjournments thereof.

         The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting of Shareholders and this Proxy Statement, will be allocated among and borne by the Funds. Mailing of the Notice of Meeting of Shareholders and this Proxy Statement will take place on approximately February 5, 2001. Representatives of U.S. Bank National Association ("U.S. Bank" or the "Adviser"), the investment adviser and administrator of each Fund, may, without cost to the Funds, solicit proxies on behalf of management of the Funds by means of mail, telephone or personal calls. The Adviser may also arrange for an outside firm, Shareholder Communications Corporation, to solicit shareholder votes by telephone on behalf of the Funds. This procedure is expected to cost approximately $9,000 per Fund, which will be paid by the Funds. The address of the Funds and U.S. Bank is 601 Second Avenue South, Minneapolis, Minnesota 55402.

         In order for the shareholder meeting to go forward for a Fund, there must be a quorum. This means that at least a majority of that Fund's shares must be represented at the meeting -- either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the meeting in determining whether the proposal presented in this proxy statement has been approved, and will have the same effect as a vote "against" the proposal. If a proxy is returned with a broker non-vote on the proposal, the shareholder will be considered present for purposes of determining whether there is a quorum, but will not be counted as present and entitled to vote with respect to the proposal. (Broker non-votes are shares for which (a) the underlying owner has not voted and (b) the broker holding the shares does not have discretionary authority to vote on the particular matter.) For each Fund, if a quorum is not obtained or if sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposal; the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation; and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present in person or by proxy at the meeting (or any adjournment of the meeting).

         You may revoke your proxy at any time up until voting results are announced at the shareholder meeting. You can do this by writing to the Funds' Secretary, or by voting in person at the meeting and notifying the election judge that you are revoking your proxy. In addition, you can revoke a prior proxy simply by voting again -- using your original proxy card or by internet or toll-free telephone call. If you return an executed proxy card without instructions, your shares will be voted "for" the proposal.

         So far as the Board of Directors is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting calling for a vote of shareholders, it is the intention of the persons named as proxies to vote upon such matters according to their best judgment.

         Only shareholders of record of each Fund on January 25, 2001 may vote at the meeting or any adjournment thereof. As of that date, the Funds had the following numbers of issued and outstanding common shares: American Strategic Income Portfolio -- 4,702,026; American Strategic Income Portfolio II -- 17,886,620; American Strategic Income Portfolio III -- 23,945,768; and American Select Portfolio -- 11,859,483.

         Each shareholder of a Fund is entitled to one vote for each share held. None of the matters to be presented at the meeting will entitle any shareholder to cumulative voting or appraisal rights. No person, to the knowledge of Fund management, was the beneficial owner of more than 5% of the voting shares of any Fund as of January 25, 2001, except as follows:


                                                         NUMBER OF    PERCENTAGE
         FUND             RECORD HOLDER / ADDRESS          SHARES      OWNERSHIP
--------------------------------------------------------------------------------
American Strategic      Sit Investment Associates,         679,662       14.40%
 Income Portfolio       Inc. and affiliated entities
                        ("Sit Investment Associates")
                        4600 Norwest Center
                        Minneapolis, MN

American Strategic      Sit Investment Associates        3,104,234       17.31%
 Income Portfolio II

American Strategic      Yale University                    286,299        5.40%
 Income Portfolio II    320 Prospect Street
                        New Haven, CT

American Strategic      Sit Investment Associates        1,898,244        7.90%
 Income Portfolio III

American Select         Sit Investment Associates        1,395,784       11.69%
 Portfolio


         As of January 25, 2001, the officers and directors of each Fund as a group beneficially owned less than 1% of the outstanding shares of such Fund.

         In the event that sufficient votes are not received for the adoption of the proposal by any Fund, an adjournment or adjournments of the meeting may be sought for that Fund. Any adjournment would require a vote in favor of the adjournment by the holders of a majority of the shares present at the meeting (or any adjournment thereof) in person or by proxy. In such circumstances, the persons named as proxies will vote all shares that have voted for the proposal in favor of adjournment; shares voted against the proposal will be voted against adjournment.

         A copy of each Fund's most recent annual report and subsequent semi-annual report, if any, is available to shareholders upon request. If you would like to receive a copy, please contact the Funds at 601 Second Avenue South, Minneapolis, Minnesota 55402, or call 800-722-7161 and one will be sent, without charge, by first-class mail within three business days of your request.


                                  PROPOSAL ONE
            APPROVAL OF CHANGE IN THE FUNDS' INVESTMENT RESTRICTIONS
                      GOVERNING INVESTMENTS IN REAL ESTATE

         The 1940 Act requires that each Fund have a fundamental policy governing its ability to invest in real estate. Fundamental policies of a Fund may not be changed without shareholder approval. The Board of Directors has recommended that shareholders approve the replacement by each Fund of its current policy regarding investments in real estate, listed below on the left, with the proposed policy listed on the right.

CURRENT POLICY                            PROPOSED POLICY

The Fund may not purchase, hold, sell     The Fund may not purchase, hold, sell
or deal in real estate or interests       or deal in real estate or interests
therein other than Mortgage-Related       therein other than Mortgage-Related
Assets; provided however that the fund    Assets; provided however that the Fund
may hold and sell real estate acquired    may hold and sell real estate acquired
as a result of the ownership of           as a result of the ownership of
Mortgage-Related Assets.                  Mortgage-Related Assets; and provided
                                          further, however, that the Fund may
                                          invest up to 25% of its total assets
                                          in preferred issues of real estate
                                          investment trusts ("REIT's") that are
                                          investment grade or better at the time
                                          of investment, with a maximum of 1% of
                                          the Fund's total assets in REIT
                                          preferred issues of any one issuer or
                                          its affiliates.

         The Funds' current policies prohibit direct investments in real estate, but allow the Funds to invest in Mortgage-Related Assets. Mortgage-Related Assets are defined in each Fund's prospectus as investments that directly or indirectly represent a participation in or are secured by and payable from mortgage loans, including Whole Loans, Participation Mortgages and Mortgage-Backed Securities. Whole Loans are defined as entire ownership interests in mortgage loans or installment sales contracts on residential property. Participation Mortgages are defined as fractional interests in mortgage loans or installment sales contracts on residential property. Mortgage-Backed Securities are defined as securities that, directly or indirectly, represent participations in, or are secured by and payable from, loans secured by real property, including pass-through securities, commercial mortgage-backed securities and certain collateralized mortgage obligations. It is unclear whether the Funds' current policies allow investments in real estate investment trusts ("REIT's").

     The proposed policy clarifies that investments in preferred issues of REIT's are permissible. REITs are publicly traded corporations or trusts that acquire, hold and manage residential or commercial real estate. REITs generally can be divided into the following three types:

     |_| Equity REITs, which invest the majority of their assets directly in real property and derive their income primarily from rents and capital gains or real estate appreciation.

     |_| Mortgage REITs, which invest the majority of their assets in real estate mortgage loans and derive their income primarily from interest payments.

     |_| Hybrid REITs, which combine the characteristics of equity REITs and mortgage REITs.


Preferred issues of REIT's are equity securities with fixed income characteristics, typically offering higher yields than the dividends paid on common stock. Preferred shareholders also have priority over common shareholders upon liquidation of the company. Investments in preferred issues of REIT's offer the Funds the same or better yields than whole loans while improving diversification both in terms of product and geographic location. These investments also provide better credit quality than individual whole loans.

If the proposed investment policy change is approved by shareholders, the Board of Directors has further limited each Fund's investments in REIT preferred to 10% of total assets. However, this limitation may be changed at any time by the Board of Directors, without shareholder approval. Officers of each of the funds have agreed to notify shareholders in the event that the Board of Directors changes this limitation.


         Under both the current policy and the proposed policy, each Fund may hold and sell real estate that is acquired as a result of the Fund's ownership of securities. For example, a Fund may acquire real estate as a result of a foreclosure on a whole loan held by the Fund. In such an event, the Fund will dispose of the property as quickly as practicable. However, there may be certain costs and delays in the event of a foreclosure and there is no assurance that the subsequent sale of the property will produce an amount equal to the sum of the unpaid principal balance of the loan as of the date the borrower went into default, accrued but unpaid interest and all foreclosure expenses, in which case the Fund may suffer a loss. This risk will not be increased by adoption of the proposed policy.

         The Board of Directors believes that it will be in the best interests of Fund shareholders to allow the Funds the additional investment flexibility provided by the proposed policy. However, there are risks associated with investments in securities and instruments of companies in the real estate business. To the extent that a Fund makes such investments, its performance will be affected by the condition of the real estate market. This industry is sensitive to factors such as changes in real estate values and property taxes, overbuilding, variations in rental income, and interest rates. Performance could also be affected by the structure, cash flow, and management skill of real estate companies. Particular risks associated with investments in REITs include the fact that equity REITs will be affected by changes in the values of and incomes from the properties they own, while mortgage REITs may be affected by the credit quality of the mortgage loans they hold. REITs are dependent on specialized management skills which may affect their ability to generate cash flow for operating purposes and to make distributions to shareholders or unitholders.

         The Board of Directors recommends that the shareholders of each Fund vote to approve the proposed change in that Fund's investment policy concerning investments in real estate. For each Fund, the proposed investment policy change must be approved by a majority of the outstanding shares of the Fund, as defined in the 1940 Act, which means the lesser of the vote of (a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Unless otherwise instructed, the proxies will vote for the approval of the proposed investment policy change.

                              SHAREHOLDER PROPOSALS

         Under the Securities Exchange Act of 1934, Fund shareholders may submit proposals to be considered at the next Annual Meeting. Rule 14a-8 under the Exchange Act sets forth the procedures and requirements for requesting that a Fund include these proposals in its proxy statement. Any proposal submitted under Rule 14a-8 must be received at the Funds' offices, U.S. Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402, no later than February 26, 2001. Shareholders also may submit proposals to be voted on at the next Annual Meeting without having the proposals included in the Funds' proxy statement. These proposals are known as "non- Rule 14a-8 proposals." The Funds' proxies will be able to exercise their discretionary authority to vote all proxies with respect to any non-Rule 14a-8 proposal, unless written notice of the proposal is presented to the Fund not later than May 12, 2001.


                                              Christopher J. Smith
                                              Secretary


Dated: February 5, 2001

NOTICE OF SPECIAL
MEETING OF SHAREHOLDERS




TIME:
Thursday, March 15, 2001
at 10:00 a.m.

PLACE:
U.S. Bank Place, 7th Floor
601 Second Avenue South
Minneapolis, Minnesota

IMPORTANT:
Please date and sign your
proxy card and return it promptly
using the enclosed reply envelope.







                                   Cusip Numbers:
                                   030098-10-7
                                   030099-10-5
                                   03009T-10-1
                                   029570-10-8

                             THREE EASY WAYS TO VOTE

               THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS
                 REGARDING THE FIRST AMERICAN CLOSED-END FUNDS.

It is important that you vote on these issues. After you have reviewed the proxy information, please vote your shares by utilizing one of the methods described below.

         BY PHONE:

                  Simply dial the toll free number located on your voting instruction form. You will need your 12 digit control number located on the voting instruction form at the time of the call.

         BY INTERNET:

                  Visit http://www.proxyvote.com. Once there, enter the 12 digit control number located on your voting instruction form.

         BY MAIL:

                  Simply enclose your proxy card(s) in the postage-paid envelope found within your proxy package.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.

                             THREE EASY WAYS TO VOTE

               THE ACCOMPANYING PROXY STATEMENT DISCUSSES MATTERS
                 REGARDING THE FIRST AMERICAN CLOSED-END FUNDS.

It is important that you vote on these issues. After you have reviewed the proxy information, please vote your shares by utilizing one of the methods described below.

         BY PHONE:

                  Call toll free 800-645-2380. Representatives are available between the hours of 9:00 a.m. and 11:00 p.m. eastern time.

         BY MAIL:

                  Simply enclose your proxy card(s) in the postage-paid envelope found within your proxy package.

         BY FAX:

                  Simply fax your executed proxy to 1-800-733-1885.


                             YOUR VOTE IS IMPORTANT!
                               PLEASE VOTE TODAY.

                                 [NAME OF FUND]
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints Paul A. Dow and Robert H. Nelson, and each of them, with power to act without the other and with the right of substitution in each, the proxies of the undersigned to vote all shares of [INSERT NAME OF FUND] (the "Fund"), held by the undersigned at the special meeting of shareholders of the Fund to be held on March 15, 2001, and at any adjournments thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

THE PROXIES ARE INSTRUCTED:

1. To vote: FOR ___ AGAINST ___ ABSTAIN ___ a change in the Fund's investment restriction governing investments in real estate to allow the Fund to invest in preferred issues of real estate investment trusts ("REITS") that are investment grade or better at the time of investment, with a maximum of 25% of total assets in REIT preferreds and 1% of total assets in any one issuer or its affiliates.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.

         This proxy will be voted as instructed on the above matters. It is understood that, if no choice is specified, this proxy will be voted "for" all items. Upon all other matters the proxies shall vote as they deem in the best interests of the Fund. Receipt of notice of meeting and proxy statement is acknowledged by your execution of this proxy. Sign, date, and return in the addressed envelope-no postage required. Please mail promptly to save the Fund further solicitation expense.


                                        Dated: ___________________________, 2001

                                        ________________________________________

                                        ________________________________________
                                        IMPORTANT: Please date and sign this
                                        Proxy. If the stock is held jointly,
                                        signature should include both names.
                                        Executors, administrators, trustees,
                                        guardians, and others signing in a
                                        representative capacity should give
                                        their full title as such.